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                                                                   EXHIBIT 10.12

                           TENTH AMENDMENT TO LEASE

     THIS TENTH AMENDMENT TO LEASE (this "AMENDMENT") is made and entered into as of March 1, 2001, by and between WOODLAWN FOUNDATION, a California nonprofit mutual benefit corporation ("LANDLORD"), successor-in-interest to Mission Vacaville Limited Partnership, a California limited partnership ("MISSION VACAVILLE"), and LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation ("TENANT"), with reference to the following Recitals:

                                    RECITALS

     A. Landlord and Tenant are currently parties to the Vaca Valley Business Park Office Lease dated as of October 15, 1987, as amended by the First Amendment thereto dated as of July 1, 1989, the Second Amendment thereto dated as of January 31, 1991, the Third Amendment thereto dated as of June 30, 1992, the Fourth Amendment thereto dated as of November 22, 1995, the Fifth Amendment thereto dated as of November 22, 1996, the Sixth Amendment thereto dated as of September 8, 1997, the Seventh Amendment thereto dated as of , the July 27, 1998, the Eighth Amendment thereto dated as of May 19, 1999, and the Ninth Amendment thereto dated as of July 31, 2000 (as amended, the "LEASE"), pursuant to which Tenant currently leases certain office space within the Parkway Plaza Corporate Office Park (the "BUILDING"), at 3333 Vaca Valley Parkway, Vacaville, California 95688, which space is more particularly described in the Lease (the "PREMISES").

     B. On January 18, 2001, Landlord acquired Mission Vacaville's interest in the Building and the Lease.

     C. Landlord and Tenant desire to extend the Term of the Lease, to amend the Lease to provide for Tenant to expand into approximately 8,530 rentable square feet of space in the Building in the location crosshatched on the floor plan attached hereto as Exhibit A (the "2001 EXPANSION SPACE"), and to otherwise amend the Lease on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. DEFINITIONS. All initially capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease. From and after the date hereof, references to the Lease shall mean the Lease as amended hereby. In the event of any inconsistency between the terms of the Lease as amended to date and the terms of this Amendment, the terms of this Amendment shall prevail.

     2. 2001 EXPANSION SPACE. Landlord hereby leases the 2001 Expansion Space to Tenant and Tenant hereby leases the 2001 Expansion Space from Landlord on the terms set forth herein. Effective March 1, 2001 (the "EFFECTIVE DATE"), the 2001 Expansion Space shall become part of the Premises for all purposes under the Lease. Tenant acknowledges that Tenant has inspected the 2001 Expansion Space, is familiar with the condition thereof and hereby accepts the 2001 Expansion Space in "AS IS" physical condition and in an "AS IS" state of

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repair. Tenant further acknowledges that Landlord is not obligated to construct, install, or pay for any improvements of any kind whatsoever to the 2001
Expansion Space to prepare it for Tenant's occupancy. The 2001 Expansion Space shall only be used for general office purposes and shall not be used for laboratory purposes. Commencing on the Effective Date, the Premises shall consist of approximately 44,460 rentable square feet.

          3. EXTENSION OF TERM. The Term of the Lease is hereby extended so that the Expiration Date is now February 29, 2004.

          4. BASE RENT. Notwithstanding anything to the contrary in the Lease, commencing on the Effective Date the Base Rent payable by Tenant pursuant to paragraph 4 of the Lease shall be $75,137.40 per month. On each anniversary of the Effective Date the Base Rent in effect immediately preceding the Effective Date shall be increased by five percent (5%).

          5. TERMINATION OF OPERATING COSTS ADJUSTMENTS. Notwithstanding anything to the contrary in the Lease, commencing on the Effective Date Tenant shall not be required to pay to Landlord any amount on account of increases in 0perating Expenses attributable to any period on or after the Effective Date.

          6. SECURITY DEPOSIT. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby acknowledge that Landlord now holds the sum of $25,000 as the Security Deposit under paragraph 6 of the Lease, which is comprised of (a) $15,000 deposited by Tenant with Landlord' predecessor-in-interest when the October 15, 1987 lease was entered into, (b) credit to Tenant of $9,750 for all accrued interest on the Security Deposit through the date of this Amendment, and (c) $250 paid by Tenant to Landlord at the time of Tenant's execution of this Amendment. Except as provided in this paragraph 6, Tenant waives any claim against Landlord and its successors for accrued interest on the Security Deposit. Paragraph 6 of the Lease is hereby amended to delete any requirement that Landlord accrue interest on the Security Deposit and pay such accrued interest to Tenant on the Expiration Date of the Lease, or at any other time.

          7. AMENDMENT OF PARAGRAPH 12 OF THE LEASE - INDEMNIFICATION AND INSURANCE; SUBROGATION. Paragraph 12(c) of the Lease is hereby amended by changing the amount "one million dollars ($1,000,000)" to read "two million dollars ($2,000,000)".

          8. DELETION OF PARAGRAPH 2 OF NINTH AMENDMENT TO LEASE. Paragraph 2 of the Ninth Amendment to Lease is hereby deleted and shall be of no further force or effect.

          9. LABORATORY RODENTS. Notwithstanding anything to the contrary in the Lease, and specifically Rule 7 of the Rules and Regulations attached to the Lease as Exhibit D, Tenant may house and use laboratory rodents as necessary in the conduct of Tenant's business in all portions of the Premises except the 2001 Expansion Space, provided that such laboratory rodents are housed and used in strict compliance with all applicable governmental laws, rules and regulations and in strict compliance with the National Institute of Health's guidelines for the care and use of laboratory animals ("Applicable Laws"), to the end that such laboratory rodents are housed and used in an appropriate environment and are not abused. Tenant shall also comply with all Applicable Laws and scavenger company requirements regarding the disposal of laboratory rodents. Landlord shall have the right on reasonable prior notice to Tenant to inspect

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the Premises and to be accompanied by consultants or inspectors of Landlord's choice to determine if Tenant is in compliance with the provisions of this paragraph. Tenant shall not engage in the breeding of laboratory rodents on the Premises.

          10. MICROWAVE OVENS AND VENDING MACHINES. Notwithstanding anything to the contrary in the Lease, Tenant's employees and invitees may use microwave ovens in the Premises for preparing meals for employee and invitee consumption during work breaks, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants of the Building. Tenant may also install and use vending machines on the Premises which are for the sole use of Tenant's employees and invitees.

          11. HEATING, VENTILATING AND AIR CONDITIONING MAINTENANCE. Notwithstanding anything to the contrary in the Lease, Tenant shall be responsible, at its sole cost and expense, for maintaining in good order, condition and repair all heating, ventilating and air conditioning equipment within or serving the Premises.

     12. ROOF MAINTENANCE AND REPAIRS. Notwithstanding anything to the contrary in the Lease, Tenant shall be responsible, at its sole cost and expense, for routine roof maintenance and repairs of all areas of the roof above the Premises. In the event the entire roof of the Building requires replacement or structural work, Landlord shall have such work performed and pay the cost.

     13. USE OF CORRIDOR. At Tenant's sole cost and expense and subject to obtaining all required permits, Tenant shall have the right to incorporate into the Premises, at no additional rent, the currently public corridor consisting of approximately 300 rentable square feet adjacent to the 2001 Expansion Space, as shown on Exhibit A attached (the "Corridor"). In order to incorporate the Corridor into the Premises, Tenant may enclose the Corridor and relocate the existing door from Tenant's Premises to the Corridor (as it now exists) to the end of the Corridor away from Tenant's Premises, as they now exist. For purposes of this Lease, the Corridor shall be deemed to be part of the Premises.

     14. PUBLIC AREA RESTROOMS AND HALLWAY. In consideration for Landlord's granting to Tenant the rights under paragraph 13 of this Amendment, Tenant agrees to at all times during the term of this Lease, at its sole cost and expense, to furnish the supplies for and keep the public area restrooms , which are marked on Exhibit A attached, and the hallway adjacent thereto, in a clean and sanitary condition.

     15. RATIFICATION. The Lease, as amended by this Amendment, is hereby ratified and confirmed in all respects and remains in full force and effect. This Amendment shall be effective as of the date hereof upon execution and delivery by both Landlord and Tenant. Except for those provisions of the Lease which are expressly amended hereby, the Lease remains unmodified and unchanged.

     16. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.


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     IN   WITNESS WHEREOF, Tenant and Landlord have executed this Amendment as of the date first above written.

                          "LANDLORD"

                          WOODLAWN FOUNDATION,
                          a California nonprofit mutual benefit corporation


                          By: /s/ JOHN R. HERMANN, JR.
                              -----------------------------------------
                          Name: John R. Hermann, Jr.
                          Title: Chairman



                          "TENANT"

                          LARGE SCALE BIOLOGY CORPORATION,
                          a Delaware corporation


                          By: /s/ DAVID R. MCGEE
                              -----------------------------------------
                          Name: David R. McGee, Ph.D.
                          Title: Sr. Vice President, Chief Operating
                                 Officer


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